                          SECURITIES AND EXCHANGE COMMISSION

                                 Washington, DC 20549

                           -------------------------------

                                       FORM 8-K

                                    CURRENT REPORT


      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (date of earliest event reported):       July 20, 1998
                                                       ------------------------


                            TransCor Waste Services, Inc.
      -------------------------------------------------------------------------
                (Exact name of registrant as specified in its charter)


               Florida                    1-11822                65-0369288
      -------------------------------------------------------------------------
      (State or other jurisdiction     (Commission             (IRS Employer
             of incorporation)          File Number)       (Identification No.)


                      1502 Second Avenue, East - Tampa, FL 33605
      -------------------------------------------------------------------------
                       (Address of principal executive offices)


      Registrant s telephone number, including area code:     (813) 248-3878
                                                          ---------------------

      -------------------------------------------------------------------------
            (Former name or former address, if changed since last report.)

      Item 2.   Disposition of Assets

           On July 20, 1998, TransCor Waste Services, Inc., executed an agreement to sell the stock of its wholly-owned operating subsidiary, Kimmins Recycling Corp., as described in a press release, a copy of which is being filed as Exhibit 1 to this Form 8-K. The transaction closed on September 2, 1998.

      Item 7.   Financial Statements and Exhibits

                (a)  Financial statements

                     Not applicable.

                (b)  Pro-Forma Financial Information

                     Pro-forma financial information will be filed
                        at a later date.

                (c)  Exhibits

                     Exhibit 1 - Press Release dated July 23, 1998
                     Exhibit 2 - Stock Purchase Agreement dated July 17, 1998
                     Exhibit 3 - Press Release dated September 14, 1998
                     Exhibit 4 - Supplemental Agreement to Stock
                                  Purchase Agreement dated August 31, 1998




                                    SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TRANSCOR WASTE SERVICES, INC.

      Dated:   September 17, 1998
              -------------------

                               By:  /s/ Joseph M. Williams
                                    -------------------------------------------
                                    Name:     Joseph M. Williams
                                    Title:    President

                                                                      Exhibit 1


      FOR IMMEDIATE RELEASE: THURSDAY, JULY 23, 1998

      KIMMINS CORP. AND TRANSCOR WASTE SERVICES, INC., ANNOUNCES SALE OF KIMMINS RECYCLING CORP.


      TAMPA, FLORIDA, THURSDAY, JULY 23, 1998...TransCor Waste Services, Inc. and Kimmins Corp. (NYSE: KVN)

      TransCor Waste Services, Inc. President, Mr. Joseph M. Williams announced today that, "The common stock of our solid waste subsidiary, Kimmins Recycling Corp., will be sold to Eastern Environmental Services of Florida, Inc. This transaction, along with the prior sale of the Miami and Jacksonville operations, results in a total sale price of $62.7 million to be paid in cash and stock." Mr. Williams added, "Both companies have executed a definitive agreement and closing is expected by August 31, 1998."

      Mr. Williams added, "Earlier this year, we sold our Jacksonville and Miami operations to Eastern Environmental. That transaction opened up negotiations for the sale of the balance of our solid waste business and led us to re-examine our long-range plans as a regional solid waste company in Florida. The combined transaction exits TransCor from the solid waste industry and provides additional cash for other future opportunities."

      The   closing  of  this  transaction  is  subject  to  customary  closing conditions and certain governmental approvals.

      TransCor, a regional solid waste and recycling company, provides services to commercial, industrial, and residential customers in the state of Florida. TransCor's services include transfer, collection, transportation, waste segregation, recycling, demolition, and disposal. TransCor is headquarter in Tampa, Florida, and operates facilities in Miami, Dade County; Clearwater, Pinellas County; Tampa, Hillsborough County; and Ft. Myers, Lee County.

      Kimmins Corp. (NYSE:  KVN) owns  74 percent of  TransCor Waste  Services,
      Inc.

      Contact:  Joseph M. Williams
                TransCor Waste Services, Inc.
                (813) 247-0182

                                                                      EXHIBIT 2










                               STOCK PURCHASE AGREEMENT

                                       BETWEEN

                            TRANSCOR WASTE SERVICES, INC.

                                         AND

                         EASTERN ENVIRONMENTAL SERVICES, INC.

                                  TABLE OF CONTENTS


      RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      ARTICLE I - CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . . 2

      ARTICLE II - TITLE INSURANCE  . . . . . . . . . . . . . . . . . . . . . 4

      ARTICLE III - REPRESENTATIONS AND WARRANTIES OF SELLERS . . . . . . . . 4

      ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF EASTERN  . . . . . . .  13

      ARTICLE V - ADDITIONAL AGREEMENTS OF SELLERS  . . . . . . . . . . . .  14

      ARTICLE VI - ADDITIONAL AGREEMENTS OF EASTERN . . . . . . . . . . . .  16

      ARTICLE VII - CONDITIONS OF EASTERN . . . . . . . . . . . . . . . . .  17

      ARTICLE VIII - CONDITIONS OF SELLERS  . . . . . . . . . . . . . . . .  18

      ARTICLE IX - INDEMNIFICATION  . . . . . . . . . . . . . . . . . . . .  19

      ARTICLE X - OTHER PROVISIONS  . . . . . . . . . . . . . . . . . . . .  22

                            SECTION OF DISCLOSURE SCHEDULE

      ATTACHED TO THIS AGREEMENT

      1.7(b)         Opinion of Eastern Counsel
      1.7(c)         Non-competition Agreement
      1.8(e)         Opinion of Kimmins' and TransCor's Counsel
      1.8(f)         Release

      ATTACHED AS PART OF DISCLOSURE BINDER

      2.1            Real Property
      2.2            Permitted Exceptions to Real Property Title
      3.1            Subsidiaries
      3.2            Capital Structure
      3.3            Contracts, Permits, Mortgages and
                     Material Documents
      3.4(b)         Rolling Stock
      3.4(c)         Containers
      3.4(f)         Personal Property Encumbrances
      3.5            Customer Contracts
      3.6            Real Property Interests
      3.6(a)         Exceptions to governmental compliance
      3.6(b)         Exceptions to lawful use of the Real Property
      3.6(c)         Exceptions to conduct in compliance
                     with Applicable laws
      3.6(e)         Litigation or administrative proceedings for
                     environmental violations
      3.6(f)         Definition of "Hazardous Materials" and
                     Environmental Conditions
      3.6(h)         Wetlands
      3.6(i)         Mechanic's liens
      3.6(k)         Exceptions to proceedings which would
                     affect use of the Real Property
      3.7            Adverse Changes
      3.8(a)(iii)    Liabilities not in Ordinary Course of Business
      3.9            Fiscal Condition of Companies
      3.10           Tax Status of Companies
      3.11           Insurance Policies, Performance Bonds
                     and Letters of Credit
      3.12(a)        Contracts with Employees
      3.12(b)        Employees
      3.12(c)        Benefit Plans
      3.13(a)        Violations of federal, state or local laws
                     or regulations
      3.13(b)        Environmental Violations
      3.13(f)        List and Synopsis of All Litigation
      3.15           Required Consents
      3.18           Related Party Transactions
      3.20           Adjustment in Purchase Price for Certain
                     Contracts
      5.7            Divested Assets
      5.9            Allocation of Purchase Price among the Assets
                     of the Company
      9.7            List of Business Regions

                               STOCK PURCHASE AGREEMENT

           THIS STOCK PURCHASE AGREEMENT ("Agreement"), is made and entered into on July 17, 1998, by and between Eastern Environmental Services, Inc., a Delaware corporation ("Eastern") and TransCor Waste Services,
      Inc., a Delaware Corporation ("TransCor" or "Seller"). Kimmins Corp, a Delaware Corporation ("Kimmins") has entered into this Agreement for the purposes of giving certain limited representations and warranties and a limited indemnity, all as specifically set forth in this Agreement.

                                       RECITALS

           Eastern is a waste services company engaged in the collection, transportation and disposal of residential, commercial and industrial waste in several eastern, southern, and Midwestern states. Kimmins owns a controlling interest in the outstanding stock of TransCor, and TransCor is the owner of all of the outstanding stock of Kimmins Recycling Corp. ("Company"). The Company is in the business of operating a solid waste transfer station and collecting, recycling, transporting, and disposing of non-hazardous solid waste in various cities in Florida. For purposes of this Agreement, TransCor is sometimes hereinafter referred to as the Seller, and Eastern is sometimes hereinafter referred to as the Purchaser. Kimmins joins in the execution of this Agreement solely for the limited purposes expressly set forth herein. In accordance with the provisions of this Agreement, Sellers desire to sell all of the outstanding shares of stock of the Company (the "Company Shares") to Eastern in exchange for cash and common stock of Eastern, all on the terms contained herein.

           Throughout this Agreement various Schedules are referenced as being attached to this Agreement. Notwithstanding the fact that all Schedules are referred to as being attached to this Agreement, some of the Schedules are not attached but instead appear in a Disclosure Binder prepared by the Sellers. The Disclosure Binder is organized under subheadings which correspond to the various Schedules described in this Agreement. The parties agree that the Disclosure Binder will be completed and approved by the parties within twenty (20) days after the execution of this Agreement. For purposes of identification, the Disclosure Binder will be identified by the parties by a written statement executed by the parties and appearing as the first page of the Disclosure Binder.

                                      ARTICLE I
                              Consideration and Closing

           Section 1.1 Incorporation of Recitals. The recitals set forth above are incorporated herein by reference and are a part of this Agreement.

           Section 1.2 Time and Place for Closing. Closing under this Agreement shall take place within ten days of the conditions set forth in Article VII and Article VIII being satisfied or waived, time being of the essence, at the offices of Eastern, 1000 Crawford Place, Mount Laurel, New Jersey, or such other place as the parties hereto may agree upon. The date that Closing occurs is referred to hereinafter as the "Closing Date" and the act of closing as "Closing." The exact Closing Date shall be established by a written notice sent by Purchaser to Seller, and agreed to by Seller.

           Section 1.3 Agreement to Sell Stock of Company; Consideration.

           (a) At the Closing, the Sellers agree to transfer and deliver to Purchaser all of the Company Shares owned by Sellers, and Purchaser agrees to purchase and pay for the Company Shares, the total consideration, subject to adjustment as provided herein, of $51,100,000 as follows: (i) a number of shares of Eastern's common stock ("EESI Stock") having a value of $10,000,000, each share being valued at the average closing price of the common stock on the Nasdaq Stock Market for the five trading days which end on the fifth trading day prior to the Closing Date ("Per Share Value"), and (ii) cash by wire transfer of good funds in the amount of $41,100,000 (the "Cash Portion"). The Purchase Price shall be (i) increased or decreased, dollar for dollar, by the amount by which the current assets of the Company at Closing, determined in accordance with generally accepted accounting principles ("GAAP"), exceed or are exceeded by, respectively, the current liabilities of the Company at Closing, including any current portion of long-term debt, as determined in accordance with GAAP and (ii) decreased, dollar for dollar, by the amount of any long term liability of the Company existing at the Closing Date, excluding only the current portion of any long term liability. For purposes of this Agreement the adjustment to the Purchase Price set forth in (i) and (ii) above is hereafter referred to as the ("Working Capital Adjustment"). The increase or decrease, if any, resulting from the Working Capital Adjustment, shall be added to or deducted from the Cash Portion. The Cash Portion as adjusted by the Working Capital Adjustment shall be paid to Seller at Closing. The EESI Stock shall be delivered to Seller at Closing; provided, however, that if Seller does not deliver to Purchaser at Closing the audited financial statements set forth in Section 5.6, then the EESI Stock shall be escrowed with an escrow agent suitable to Seller and Purchaser, and delivered to Seller at such time as the audited financial statements set forth in Section 5.6 are provided to Purchaser.

           (b) Within one  hundred twenty  (120) days after  the Closing  Date,
      Purchaser  shall prepare and deliver to Seller  the balance sheet for the
      Company as of the close of business of on  the Closing Date (the "Closing
      Date Balance Sheet"). Seller shall fully cooperate with  Purchaser during
      Purchaser's  preparation of the  Closing Date Balance  Sheet. The Closing
      Date  Balance Sheet shall set  forth the Net  Working Capital (as defined below) of the  Company, and shall have  been prepared in  accordance with generally accepted accounting principles. Seller shall have  the right to review  all  of  Purchaser's work  papers  and  all  relevant records  of
      Purchaser and its accountants relating to the Closing Date Balance Sheet.
      For  purposes of  this  Agreement, Net  Working  Capital shall  mean  the current assets of  the Company, less  its current liabilities,  including the  current  portion  of any  long  term  liabilities, in  each  case as determined in accordance with generally accepted accounting principles.

           (c) The Closing Date Balance Sheet delivered by Purchaser to Seller shall be deemed to be and shall be final, binding and conclusive on the parties hereto, unless Seller disputes the Closing Date Balance Sheet in accordance with this Section 1.3(c). Seller may dispute any amounts reflected on the Closing Date Balance Sheet (any such disputed amounts, the "Disputed Matters"); provided, however, that Seller shall be entitled to dispute any such matter only if (1) Seller shall notify Purchaser in writing of each Disputed Matter within thirty (30) days of Seller's receipt of the Closing Date Balance Sheet and (2) all such asserted disputes, if resolved in Seller's favor, would result in an adjustment to the Closing Payment in excess of $25,000 (in which event the full amount of the adjustment, as finally determined, shall be made as provided below). Any Disputed Matters shall be subject to good faith negotiations between the parties for up to fifteen (15) days prior to being referred to the Independent Accounting Firm (as defined below). Any Disputed Matters not resolved by such good faith negotiations shall be decided by an independent accounting firm acceptable to both Seller and Purchaser (the "Independent Accounting Firm"). The cost and fees of the Independent Accounting Firm shall be shared equally by Seller and Purchaser. The Independent Accounting Firm so chosen shall consider only the Disputed Matters and Purchaser and Seller shall use reasonable efforts to cause the Independent Accounting Firm to render a final decision on the Disputed Matters by delivering a written report to Purchaser and Seller no later than thirty (30) days after having received the assignment with respect thereto. The decision of the Independent Accounting Firm with respect to all Disputed Matters shall be based solely on whether the Closing Date Balance Sheet was prepared in accordance with the requirements of this Agreement, shall be final and binding upon the parties hereto and shall not be subject to challenge in any court.

           (d) If the Net Working Capital as of the Closing Date as conclusively determined as provided in Section 1.3 (such conclusive determination is referred to herein as "Certified Net Working Capital"), is less than $25,000, then Seller shall pay, or cause to be paid, to Purchaser the amount of such deficiency. If the Certified Net Working Capital is greater than $25,000, then Purchaser shall pay, or cause to be paid, to Seller the amount of such excess. Any payment pursuant to this
      Section 1.3(b) shall be made within five (5) business days following the conclusive determination of Net Working Capital (such fifth business day, the "Due Date"). Any payment not made by the Due Date therefor shall bear interest from the Due Date at the rate of ten percent (10%) per annum.

           (e) Payments made pursuant to this Section 1.3 shall be made by wire transfer of immediately available funds or by good check to an account designated by the party receiving such payment.

           Section 1.4 Closing. Following execution of this Agreement, the Purchaser and Sellers shall be obligated to conclude the transaction strictly in accordance with its terms within ten business days after the conditions of Closing set forth in Article VII and Article VIII have been satisfied or waived. If the failure to conclude this transaction is due to the refusal and failure of Sellers to perform their obligations to close under this Agreement, Purchaser may seek to enforce this Agreement with an action of specific performance, or, in the alternative, shall be entitled to liquidated damages in the amount of $1,200,000 of the Cash Portion. If the failure to conclude this transaction is due to the

      refusal and failure of Purchaser to perform its obligations to close under this Agreement, the Sellers may seek to enforce this Agreement with an action of specific performance, or, in the alternative, shall be entitled to liquidated damages in the amount of $1,200,000 of the Cash Portion.

           Section 1.5 Termination. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing
      Date:

           (a) by mutual written agreement of Eastern and Sellers;

           (b) by Purchaser within 35 days after the date of this Agreement, Purchaser is not satisfied, in its sole discretion, with the due diligence it conducts on the Company subsequent to the date of this Agreement, including, without limitation the matters disclosed in the Schedules delivered by the Seller in the Disclosure Binder.

           (c) by the Seller or by Purchaser, in the event Purchaser or the Seller, as applicable, makes a material misrepresentation under this Agreement or breaches a material covenant or agreement under this Agreement, and fails to cure such misrepresentation or breach within ten
      (10) business days from the date of written notice of the existence of such misrepresentation or breach; or

           (d) by the Seller or Purchaser, if the Closing shall not have occurred by September 15, 1998, or such other date as may be agreed to by the parties hereto in writing, due to the non-fulfillment by the non-terminating party of a condition precedent to the terminating party's obligation to close as set forth at Article VII or VIII hereof, as applicable (through no fault or breach by the terminating party). However, if the only condition to Closing which has not been satisfied is the condition set forth in Section 7.7, the date of September 15, 1998, shall be extended to October 15, 1998, at the option of Purchaser or Seller, to be exercised through written notice to Seller or Purchaser, as applicable.

           In the event this Agreement is terminated as provided herein, this Agreement shall become void and be of no further force and effect and no party hereto shall have any further liability to any other party hereto, except that this Section 1.4, Section 1.5, Article IX, Section 10.1,
      Section 10.2 and Section 10.15 shall survive and continue in full force and effect, notwithstanding termination. The termination of this Agreement shall not limit, waive or prejudice the remedies available to the parties, at law or in equity, for a breach of this Agreement. If this agreement is terminated, all due diligence and other documentation delivered to Eastern by the Company and Seller shall be returned to the Seller.

           Section 1.6 Deliveries by Eastern. At the Closing, Eastern shall deliver or cause to be delivered, all duly and properly executed, authorized and issued (where applicable):

           (a) The Cash Portion, as adjusted by the Working Capital Adjustment, and the EESI Stock;

           (b) A favorable opinion from counsel for Eastern, dated the Closing Date, in the form attached as Schedule 1.6(b);

           (c) A Non-competition Agreement between Purchaser and each of the Seller, Kimmins, and Francis Williams and Joseph Williams, in the form and content agreed to between the parties and attached as Schedule 1.6(c) to the Disclosure Binder (the Non-competition Agreement");

           (d) A copy of resolutions of the directors of Eastern authorizing the execution and delivery of this Agreement and each other agreement to be executed in connection herewith (collectively, the "Collateral Documents") and the consummation of the transactions contemplated herein and therein; and,

           (e) Such other documents as required to consummate the Closing.

           Section 1.7 Deliveries by Seller. At the Closing, Seller shall deliver to Eastern or cause to be delivered, all duly and properly executed, authorized and issued (where applicable) the following:

           (a) Duly executed certificates in valid form evidencing all of the Company Shares owned by Seller, duly endorsed in blank or accompanied by duly executed stock powers attached or otherwise executed in the presence of authorized representatives of Purchaser;

           (b) Except as may be otherwise required by Eastern, the written resignations of all officers and directors of the Company as of the time of Closing;

           (c) The Non-competition Agreement;

           (d) A certified copy of all charter documents and bylaws of the Company and a current certificate of good standing for the Company from each applicable jurisdiction of incorporation and admission;

           (e) A favorable opinion from counsel for Seller and TransCor, dated the Closing Date, in form attached as Schedule 1.7(e);

           (f) A release from Seller and each executive officer of the Company, in a form and content attached as Schedule 1.7(f);

           (g) The Certificate described at Section 7.1 executed by the President of Seller;

           (h) The books and records of the Company, including, without limitation, all original financial and operating records, the corporate minute books and seals, the corporate stock ledgers, and all title documents; and,

           (i) Such other documents as required to consummate the Closing.

                                      ARTICLE II
                                   Title Insurance

           Section 2.1 Real Property. A legal description of the metes and bounds of all parcels of and rights to real property which will be owned by the Company at Closing is attached as Schedule 2.1 ("Real Property"). For purposes of this Agreement, "Real Property" shall also include (i) all of the Company's right, title and interest in and to all easements, rights-of-way, privileges and appurtenances thereto, (ii) all of the
      Company's right, title and interest, if any, in and to the beds of all streets, roads, avenues or highways, open or proposed, abutting the Real Property, (iii) all of the Company's right, title and interest, if any, in and to any award in condemnation, or damages of any kind, to which the Company may have become entitled or may hereafter be entitled, by reason of any exercise of the power of eminent domain with respect to the Real Property or any other right, title or interest to be sold hereunder or any part thereof, and (iv) all of the Company's right, title and interest in and to all surveys, architectural and engineering plans, specifications, drawings, environmental and other reports, etc., if any, presently existing or hereafter prepared, with respect to the Real Property.

           Section 2.2 Owners Title Policy. At Closing, the Company shall own, with respect to the Real Property, an extended coverage owners policy of title insurance from a title company acceptable to Purchaser (the "Title Company"), dated as of the Closing Date, in the amount equal to the fair market value of such real property ("Owners Policy"). The Owners Policy shall have each of the Title, Company's standard printed exceptions deleted and shall include, to the extent available, comprehensive, access, non-imputation and contiguity endorsements. The Owners Policy shall insure title to the Real Property to be in fee simple in Company, subject only to the exceptions permitted by Section 2.3 hereof. Seller shall order a preliminary title commitment in respect of the Real
      Property and shall cause the same to be delivered to Purchaser and its counsel, together with all documents noted as exceptions to title in the preliminary title commitment. Seller shall deliver to Purchasers any unrecorded leases, option agreements, contracts and any other items affecting title which are in the possession of, or known to, Seller. Purchaser, within 7 business days after the receipt of such title commitment, and all such other documents required by this Section, shall either: (i) notify Seller in writing of Purchaser's approval of the form and substance of the preliminary title commitment and such other documents; or (ii) notify Seller in writing that Seller must remove or satisfy any exception or exceptions shown in the preliminary title commitment or contained in any such other document which are not acceptable to Purchaser. If the exceptions objected to are not removed or satisfied within 15 days after the date of receipt by Seller of notice from Purchaser in accordance with (ii) above, then Purchaser may, at Purchaser's sole option, to be exercised by written notice to Seller, either: (a) accept such title as Seller is able to furnish without removal of the exceptions to which Purchaser objected; or (b) allow Seller additional time in which to cure or remove any objected to exceptions; or (c) terminate this Agreement. Seller agrees to use its reasonable efforts to remove any exception which is not accepted by the Purchaser in accordance with this Section 2.2. At least three business days prior to the Closing Date, Seller shall cause Title Company to

      deliver to Purchaser and its counsel a pro forma Owners Policy or marked title commitments listing as exceptions only those matters accepted by the Purchasers and or not objected to by the Purchasers under this
      Section 2.2 ("Permitted Exceptions"), containing all endorsements and otherwise in the form required by this Section 2.2. Seller and Purchaser shall share the cost of the Owners Policy.

           Section 2.3 Permitted Exceptions. The Owners Policy shall insure Company's interest in the Real Property to be free and clear of all encumbrances and exceptions whatsoever except for the Permitted Exceptions.

           Section 2.4 Survey. The Seller shall furnish Purchaser with a survey relating to all of the Real Property that is sufficiently current that the Title Company shall not have included a survey exception in the Owner's Policy. If a new survey is required, Seller and Purchaser shall share the cost of such survey.

                                     ARTICLE III
                       Representations and Warranties of Seller

           Whenever the phrase "to Seller's knowledge," or a similar phrase is used in this Agreement, the phrase means the actual knowledge of any general manager, officer or director of the Seller or the Company and the knowledge such officers, directors or general managers would or should have had, if such officer, director or general manager had exercised reasonable diligence in the ordinary conduct of the Company's affairs. With knowledge that Purchaser is relying upon the representations, warranties and covenants herein contained, the Seller represents and warrants to Purchaser and makes the following covenants for the Purchaser's benefit:

           Section 3.1 Organization and Standing. The Company is duly organized, validly existing and in good standing under the laws of the state of its incorporation, with full power and authority to own its properties and conduct its business as now being conducted. Except as listed in Schedule 3.1, the Company does not own any stock or interest in any other corporation, partnership, joint venture or other business organization. TransCor owns all of the outstanding securities issued by the Company.

           Section 3.2 Securities. The Company has the authorized and outstanding securities set forth on Schedule 3.2. All outstanding shares of stock are legally and validly authorized and issued, fully-paid and non-assessable. There are no outstanding rights of any kind to acquire additional shares of any class of stock of the Company, except as set forth on Schedule 3.2.

           Section 3.3 Contracts, Permits and Material Documents. The items listed in Schedule 3.3 attached hereto are all of the following
      ("Material Documents") with respect to the Company which provide a benefit or imposes a detriment of a value of $25,000 or more: (i) leases for real and personal property, (ii) licenses, (iii) franchises, (iv) promissory notes, guarantees, bonds, mortgages, liens, pledges, and security agreements under which any of the Company are bound or under which any of the Company are the beneficiary, (v) collective

      bargaining agreements, (vi) patents, trademarks, trade names, copyrights, trade secrets, proprietary rights, symbols, service marks, and logos,
      (vii) all permits, licenses, consents and other approvals from governments, governmental agencies (federal, state and local) and/or third parties relating to, used in or required for the operation of any of the business of the Company, (viii) all surety bonds, closure bonds or any other obligation which the Company have liability for with respect to their operations and (ix) other contracts, agreements and instruments not listed on another Schedule attached to this Agreement (such as the customer contracts listed on Schedule 3.5) which are binding on any of the Company or any of their property and pursuant to which the Company derive a benefit or incur a detriment having a value of $25,000 or more. The Material Documents listed on Schedule 3.3 are organized under separate headings for each of the different types of documents listed. Except as set forth on Schedule 3.3, neither the Company nor any person or party to any of the Material Documents or bound thereby is in material or knowing default under any of the Material Documents, and, to the knowledge of Seller, no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The Company is not a party to, and none of Company's properties are bound by, any agreement or instrument which is material to the continued conduct of business operations of the Company, as now being conducted, except as listed in Schedule 3.3.

           Section 3.4 Personal Property.

           (a) All furniture, office equipment, computer equipment, and radio equipment, owned by the Company is in reasonably good condition, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the business currently conducted by the Company in a reasonably efficient manner.

           (b) Listed on Schedule 3.4(b) is all of the rolling stock, including motor vehicles, trucks, front and rear end loaders, and compactors and accessories and attachments used in the business of the Company together with information as to the make, description of body and chassis, model number, serial number and year of each such vehicle ("Rolling Stock"). The Rolling Stock is owned or leased by the Company as listed on Schedule 3.4(b). The Rolling Stock is in reasonably good condition, normal wear and tear excepted, except as noted on Schedule 3.4(b). The Company owns and/or leases a sufficient number and type of Rolling Stock to service its customers in a reasonably efficient manner.

           (c) Schedule 3.4(c), attached hereto, lists the containers used in the business of the Company which are ten yards or greater together with information as to container size. All of the containers owned and used by the Company are in reasonably good condition, normal wear and tear excepted, except as noted on Schedule 3.4(c). The Company owns and/or leases a sufficient number and type of containers to service its customers in a reasonably efficient manner.

           (d) The inventory of parts, tires and accessories and the shop tools owned by the Company is in reasonably good condition, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the business currently conducted by the Company in a reasonably efficient manner.

           (e) All recycling equipment and other equipment not listed on one of the above schedules owned by the Company is in reasonably good condition, normal wear and tear excepted, and is sufficient in type, quantity and quality to operate the business currently conducted by the Company in a reasonably efficient manner.

           (f) The Company has good and marketable title to, or a valid leasehold interest in, all of its personal property, each free and clear of any mortgages, pledges, liens, encumbrances, charge, claim, security agreement or title retention or other security arrangement ("Liens"), except the types of liens set forth in subparagraphs (i) through (iii), and the items listed on Schedule 3.4(f) ("Personal Property Encumbrances").

                (i) Liens imposed by law and incurred in the ordinary course of business for indebtedness not yet due to carriers, warehousemen, laborers or materialmen and the like;

                (ii) Liens in respect of pledges or deposits under workmen's compensation laws or similar legislation; and

                (iii) Liens for property taxes, assessments, or governmental charges not yet subject to penalties for nonpayment.

           Section 3.5 Customers. A list of customers the Company serves together with information as to the services rendered to each such customer, frequency of service and rates charged and the contractual rights of each customer, whether oral or in writing, is listed on
      Schedule 3.5 attached hereto. Neither the Company nor, to Seller's knowledge, any other person or party to any of the customer contracts is in material or knowing default under any of the customer contracts, and no act or event has occurred which with notice or lapse of time, or both, would constitute such a default. The purchase of the Company by Eastern will not create a default under any customer contract.

           Section 3.6 Real Property. The Company has never owned, leased or otherwise occupied, had an interest in or operated any real property other than the Real Property, except as listed on Schedule 3.6 attached hereto and incorporated herein by reference. The Company has good, marketable and insurable title to the Real Property, except for the Permitted Exceptions.

           (a) To Seller's knowledge, in all material respects, except as set forth in Schedule 3.6(a) attached hereto and incorporated herein, the Real Property is, and at all times during operation of the Company's business ("Business") thereon has been, licensed, permitted and authorized for the operation of such Business under all applicable federal, state and local statutes, laws, rules, regulations, orders, permits (including, without limitation, zoning restrictions and land use requirements) and licenses and all administrative and judicial judgments, rulings, decisions and orders affecting, or otherwise applicable to the protection of the environment, the Real Property and the conduct of such Business thereon (collectively, the "Applicable Laws").

           (b)  To Seller's knowledge, except  as set forth  in Schedule 3.6(b)
      attached hereto and incorporated herein by reference, the Real Property

      is legally usable for its current uses, and the Real Property can be used by the Purchaser after the Closing to operate such business as is currently operated, without violating any Applicable Law or private restriction, and such uses are legal, conforming uses.

           (c) To Seller's knowledge, except as set forth in Schedule 3.6(c) attached hereto and incorporated herein by reference, all activities and operations conducted on the Real Property, whether by Seller or by third parties, are now being conducted and have always been conducted in compliance with all Applicable Laws.

           (d) The Seller shall make available on Purchaser's reasonable request all engineering, geologic and other similar reports, documentation and maps relating to the Real Property in the possession or control of the Seller or its consultants or employed professional firms.

           (e) Except as set forth in Schedule 3.6(e) attached hereto and incorporated herein by reference, the Real Property is not now and during the Company's ownership has not been involved in any litigation or administrative proceeding seeking to impose fines, penalties or other liabilities or seeking injunctive relief for violation of any Applicable Laws relating to the environment.

           (f) To Seller's knowledge, there have been no spills, leaks, deposits or other releases by the Company into the environment or onto or under the Real Property of any Hazardous Materials as defined in Schedule 3.6(f) attached hereto or other material environmental conditions other than as disclosed on Schedule 3.6(f).

           (g) No party, other than the Company, has a present or future right to possession of all or any part of the Real Property, except for any right defined in, under or by any of the Permitted Exceptions.

           (h) To Seller's knowledge, and without independent investigation, no portion of the Real Property contains any areas that could be characterized as disturbed, undisturbed or man-made wetlands or as "waters of the United States" pursuant to any Applicable Laws or the procedural manuals of the Environmental Protection Agency, U.S. Army Corps of Engineers or the applicable state agency whether such characterization reflects current conditions or historic conditions which have been altered without the necessary permits or approvals, except as listed on Schedule 3.6(h) attached hereto and incorporated herein by reference.

           (i) There are no mechanic's liens affecting, the Real Property and no work has been performed on the Real Property within ninety days of the date hereof for which a mechanic's lien could be filed, except as set forth in Schedule 3.6(i) attached hereto and incorporated herein by reference.

           (j) To Seller's knowledge, there are no levied or pending special assessments affecting all or any part of the Real Property owed to any governmental entity and none is threatened.

           (k) There are no proceedings or amendments pending and brought by or threatened by any third party which would result in a change in the allowable uses of the Real Property or which would modify the right of the Purchaser to use the Real Property for its present uses after the Closing Date, except as set forth in Schedule 3.6(k) attached hereto and incorporated herein by reference.

           Section 3.7 Financial Statements. Seller will deliver to Purchaser, as part of the Disclosure Binder true and correct copies of the following financial statements of the Company (the "Financial Statements"):

           (a) Balance sheets of the Company as of December 31, 1996, and December 31, 1997, and a statement of income, cash flow and retained earnings for the periods ended December 31, 1996, and December 31, 1997, all prepared on an accrual basis; and

           (b) A balance sheet as of June 30, 1998 ("Most Recent Balance Sheet"), and a statement of income, cash flow and retained earnings for the period ended June 30, 1998 ("Most Recent Income Statement"), with respect to the Company, both prepared on an accrual basis internally by the Company. The Most Recent Balance Sheet and Most Recent Income Statement are hereafter referred to as the "Most Recent Financial Statements."

           The Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis in accordance with past custom and practice of the Company. The balance sheets present fairly, in all material respects, the financial condition of the Company as of the dates indicated thereon and the statements of income present fairly, in all material respects, on an accrual basis the results of the operations of the Company for the periods indicated thereon. Since the date of the Most Recent Balance Sheet, the Company has not (i) made any material change in its accounting policies or (ii) effected any prior period adjustment to, or other restatement of, its financial statements for any period. The Financial Statements are consistent with the books and records of the Company (which books and records are correct and complete in all material respects). Since the date of the Most Recent Financial Statements, except as set forth on Schedule 3.7, there has not been any material adverse change in the income, expenses or assets of the Company.

           Section 3.8 Liabilities, Accounts Receivable and Working Capital.

           (a) The Company does not have any long-term liabilities, and no other liabilities, fixed or contingent, other than:

                (i) liabilities fully reflected in the Most Recent Balance Sheet, except for liabilities not required to be disclosed therein in accordance with GAAP; and

                (ii) accounts payable arising since the date of the Most Recent Balance Sheet arising during the normal course of business consistent with past custom and practice.

           (b) All accounts receivable of the Company are, and all accounts receivable arising since the date of this Agreement, will be valid and enforceable accounts receivable, and will be fully collectable in the ordinary course of business, less an allowance for bad debt set forth on Most Recent Balance Statement. All accounts receivable have been generated in the ordinary course of business of the Company consistent with past practice. To Seller's knowledge, there are no defenses or set-offs to any of the accounts receivable.

           (c) At Closing, the Company shall have working capital consisting of current assets in excess of current liabilities (each determined in accordance with generally accepted accounting principles) in an amount no less than they have had on an historic basis as reflected on the Financial Statements. It is acknowledged that current assets shall include cash, cash equivalents, pre-paid expenses and accounts receivable (less a bad debt allowance), and current liabilities shall include accounts payable, accrued expenses, accrued vacation pay, and the current portion of any long-term liabilities not satisfied at Closing.

           Section 3.9 Fiscal Condition of the Company. Since the date of the Most Recent Balance Sheet, except as set forth in Schedule 3.9, there has not (except as otherwise specifically permitted by this Agreement or as set forth in the Schedules to this Agreement) been:

           (a) Any material adverse change in the financial condition, business organization or personnel of the Company or in the relationships of the Company with suppliers, customers or others;

           (b) Any disposition by any of the Company of any of its capital stock or any grant of any option or right to acquire any of its capital stock, or any acquisition or retirement by any of the Company of any of its capital stock or any declaration or payment of any dividend or other distribution of its capital stock;

           (c) Any sale or other disposition of any asset owned by any of the Company at the close of business on the date of the Most Recent Balance Sheet, or acquired by it since that date, other than in the ordinary course of business consistent with past practice;

           (d) Any expenditure or commitment by the Company for the acquisition of any single asset or any single business, except in the ordinary course of business consistent with past practices and having an acquisition price of $25,000 or less;

           (e) Any damage, destruction or loss (whether or not insured) adversely affecting the property, business or prospects of the Company taken as a whole, except damage, destruction or loss which does not exceed $25,000 in the aggregate;

           (f) Any material bonuses or increases in the compensation payable or to become payable by the Company to any officer or key employee, except in the ordinary course of business or as required by law or pursuant to a contract which is listed on a Schedule to this Agreement;

           (g) Any loans or advances to or by any of the Company other than renewals or extensions of existing indebtedness and other than in the ordinary course of business consistent with past practice; or

           (h) Any change in accounting method or practice.

           Section 3.10 Tax Returns. The Company has filed all Federal and other tax returns for all periods on or before the due date of such return (as may have been extended by any valid extension of time) and has paid all taxes due for the periods covered by the said returns. The Company is a Subchapter "C" corporation under the Internal Revenue Code of 1986, as amended (the "Code"). The reserves for all taxes reflected in the Most Recent Balance Sheet, if any, are adequate to cover all taxes, interest and penalties in connection therewith that may be assessed with respect to the property and business operations for the period(s) ending on the Closing Date and for all prior periods. The Company has filed, and will file (if due), in a timely manner all requisite federal, state, local and other tax returns due for all fiscal periods ended on or before the date hereof, and as of the Closing shall have or will in a timely manner file all such returns due for all periods ended on or before the Closing Date.

           Section 3.11 Policies of Insurance. All insurance policies, performance bonds, and letters of credit insuring the Company or which the Company has had issued and which have not expired are listed on
      Schedule 3.11 attached hereto. Schedule 3.11 includes the names and addresses of the insurers and sureties, policy and bond numbers, types of coverage or bond, time periods or projects covered and the names and addresses of all known banks, beneficiaries, agents or agencies with respect to each listed insurance policy, performance bond and letter of credit. All current insurance policies, performance bonds and letters of credits of the Company are in force and effect and the premiums thereon are not delinquent. Except as set forth in Schedule 3.11, the Company has not received any notification from any insurance carrier denying or disputing any claim made by the Company or denying or disputing any coverage for any such claim or denying or disputing the amount of any claim. The Company has no claim against any of its insurance carriers under any of policies insuring it pending or anticipated and there has been no occurrence of any kind which would give rise to any such claim.

           Section 3.12 Employees, Pensions, and ERISA.

           (a) The Company does not have any contract of employment with an officer or other employee, except as listed on Schedule 3.12(a).

           (b) Except as set forth on Schedule 3.12(b), no employee of the Company is represented by any union. A list of the name, address and social security number and current rate of compensation of each of the Company's employees and capacity in which each person is employed is set forth on Schedule 3.12(b). There is no pending or threatened dispute between the Company and any of its employees which might materially and adversely affect the continuance of the business operations of the Company.

           (c) Attached hereto made a part hereof and marked Schedule 3.12(c) lists all employee benefit plans, funds or programs (within the meaning of the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) which are currently maintained and/or were established or sponsored by the Company (whether or not they are now terminated) or to which the Company currently contributes, or has an obligation to contribute in the future, including, without limitation, employment agreements and any other agreements containing "golden parachute"

      provisions ("Plans"), whether or not the Plans are or are  intended to be
      (i) covered or qualified under the Code, ERISA or any other applicable law, (ii) written or oral, (iii) funded or unfunded, or (iv) generally available to all employees of the Company.

           (d) The Seller's have delivered to Eastern (i) true and complete copies of all Plan documents and other instruments relating thereto, (ii) true and complete copies of the most recent financial statements with respect to the Plans, (iii) true and complete copies of all annual reports for any Plan prepared within the past 5 years, and (iv) all material filings submitted to and any correspondence received from any government agency relating to any Plan within the past 5 years.

           (e) Each Plan which is intended to be qualified under Section 401(a) and exempt from tax under Section 501(a) of the Code has been determined by the IRS to be so qualified and such determination remains in effect and has not been revoked. Except as set forth in the Disclosure Schedule, nothing has occurred since the date of any such determination which may adversely affect such qualification or exemption, or result in the imposition of excise taxes or tax on unrelated business income under the Code or ERISA. No Plan is funded through a trust intended to be exempt from tax under Section 501(c) of the Code.

           (f) No reportable event (as defined in Section 4043 of ERISA or the regulations thereunder) for which the reporting requirements have not been fully waived, or accumulated funding deficiency whether or not waived (as defined in Section 302 of ERISA), or liability to the Pension Benefit Guaranty Corporation ("PBGC") under Section 4062 of ERISA, nor any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code), has occurred or exists with respect to any Plan. All Plans are in substantial compliance with all material applicable provisions of ERISA and the regulations issued thereunder, as well as with all other material law applicable to such Plans, and, in all material respects, have been administered, operated and managed in substantial accordance with the governing documents of the Plan and the requirements of ERISA.

           (g) There is no matter, action, audit, suit or claim pending or, to the best knowledge of Sellers, threatened relating to any Plan, fiduciary of any Plan or assets of any Plan, before any court, tribunal or government agency.

           (h) Each most recent Plan audit report, actuarial report and annual report, certified by the Plan's actuaries and auditors, as the case may be, fairly presents the actuarial status and the financial condition of the Plan as at the date thereof and the results of operations of the Plan for the plan year reflected therein and, subject to changes in amounts attributable to investment performance and normal employee turnover, there has been no adverse change in the condition of the Plan since the date of the most recent Form 5500, audited annual financial statement or actuarial valuation report.

           (i) The transaction contemplated herein will not accelerate any liability under the Plans because of an acceleration of any rights or benefits to which any employee may be entitled thereunder.

           Section 3.13 Legality of Operation.

           (a) To Seller's knowledge, except as disclosed in Schedule 3.13(a) to this Agreement, and except as to Environmental Laws, as hereinafter defined, the Company is in compliance with all Federal, state and local laws, rules and regulations including, without limitation, the following laws: land use laws; payroll, employment, labor, or safety laws; or federal, state or local "anti-trust" or "unfair competition" or "racketeering" laws such as but not limited to the Sherman Act, Clayton Act, Robinson Pitman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act ("Law"). Except as disclosed in
      Schedule 3.13(a), to Seller's knowledge the Company is in compliance with all permits, franchises, licenses, and orders that have been issued with respect to the Laws and are or may be applicable to the Company, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other governmental department, commission, board, bureau, agency or instrumentality wherever located, federal, state and local permits, orders, franchises and consents. Except as set forth on Schedule 3.13(a), with respect to any Law there are no claims, actions, suits or proceedings pending, or, to Seller's knowledge threatened against or affecting the Company or the Real Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an material change in how Company may conduct its operations or which would invalidate this Agreement or any action taken in connection with this Agreement. Except as disclosed in Schedule 3.13(a), the Company and the Seller have received no notification of any past or present failure by the Company to comply with any Law applicable to the Company or the Real Property or affecting the Company's use of the Real Property.

           (b) To Seller's knowledge, and except as disclosed in Schedule 3.13(b) to this Agreement, the Company is in compliance with all Federal, state and local laws, rules and regulations relating to environmental issues of any kind and/or the receipt, transport or disposal of any
      hazardous   or   non-hazardous   waste   materials   from    any   source
      ("Environmental Law"). Except as disclosed in Schedule 3.13(b), with respect to any Environmental Law, the Company is in compliance with all permits, licenses, and orders related thereto or issued thereunder with respect to Environmental Laws, including, without limitation, any order, decree or directive of any court or federal, state, municipal, or other
      governmental   department,   commission,   board,   bureau,   agency   or
      instrumentality wherever located. Except as set forth on Schedule 3.13(b), there are no Environmental Law related claims, actions, suits or proceedings pending, or, to Seller's knowledge threatened against or affecting the Company, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, wherever located, which would result in an adverse change in the financial condition of the Company of $5,000 or more or which would invalidate this Agreement or any action taken in connection with this Agreement. To Seller's knowledge, except as set forth on Schedule 3.13(b), the Company has not transported, stored, treated or disposed, nor has the Company allowed any third persons, on its behalf, to transport, store, treat or dispose waste generated or processed by the Company to or at (i) any location other than a site lawfully permitted to receive such waste for such purpose or, (ii) any

      location currently designated for remedial action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar federal or state statute; nor has the Company performed, arranged for or allowed by any method or procedure such transportation or disposal in contravention of state or federal laws and regulations or in any other manner which may result in liability for contamination of the environment; and the Company has not disposed, nor has Company knowingly allowed third parties to dispose of waste upon the Real Property other than as permitted by, and in conformity with, applicable Environmental Law. Except as disclosed in Schedule 3.13(b), the Company and the Seller has not received notification of any past or present failure by the Company to comply with any Environmental Law applicable to the Company. Without limiting the generality of the foregoing, the Company and the Seller have not received any notification (including requests for information directed to the Seller or Company) from any governmental agency asserting that, in connection with the operation of the business of the Company or the ownership of the Real Property, the Company is or may be a "potentially responsible person" for a remedial action at a waste storage, treatment or disposal facility, pursuant to the provisions of CERCLA, or any similar federal or state statute assigning responsibility for the costs of investigating or remediating releases of contaminants into the environment. The Company and the Seller have not received at the Real Property hazardous waste as defined in the Resource Conservation and Recovery Act, 42 USCA Section 6901 et seq., or in any similar federal or state statute, except for de-minimis amounts which do not require remediation.

           (c) To Seller's knowledge, Schedule 3.13(c) is a complete list of all landfill and other disposal sites to which the Company has brought waste within the past ten years. Except as set forth on Schedule 3.13(c), the Company has never owned, operated, had an interest in, engaged in and/or leased a waste transfer, recycling, treatment, storage, landfill or other disposal facility. To the knowledge of Seller, the Company has obtained and maintained, when required to do so under applicable
      Environmental Laws, trip tickets, signed by the applicable waste generators demonstrating the nature of all waste deposited and or transported by the Company. To the Seller's knowledge, no employee, contractor or agent of the Company has, in the course and scope of employment with  the  Company,  been  harmed  by  exposure  to  hazardous materials, as defined under the Laws. No liens with respect to environmental liability have been imposed against the Company or the Real Property under CERCLA, any comparable Florida state statute or other applicable Environmental Law, and to Seller's knowledge no facts or circumstances exist which would give rise to the same.

           (d) Schedules 3.13(a) and 3.13(b) list all remedied violations of Laws and Environmental Laws which existed within the past five years and all outstanding unremedied notice of violations issued to the Company by any federal, state or local regulatory agency.

           (e) To Seller's knowledge, no employee, officer, director, or shareholder of the Company is under investigation by the Attorney General of any state, by the District Attorney of any county of any state, or by any United States Attorney or any other governmental investigative agency for the violation of any Laws, including, without limitation, the violation of any anti-trust, racketeering, or unfair competition Laws.

           (f) All pending or threatened litigation and administrative or judicial proceedings involving the Company, or its assets or liabilities, are set forth on Schedule 3.13(f) attached, together with a description of each such proceeding.

           Section 3.14 Corrupt Practices. The Company has not made, offered or agreed to offer anything of value to any employees of any customers of the Company (except in conformity with Law) for the purpose of attracting business to the Company or any foreign or domestic governmental official, political party or candidate for government office or any of their respective employees or representatives, nor has the Company otherwise taken any action which would cause it to be in violation of the Foreign Corrupt Practices Act of 1977, as amended.

           Section 3.15 Legal Compliance.

           (a) Seller has the right, power, legal capacity and authority to enter into, and perform their obligations under this Agreement, and, except as set forth in Schedule 3.15, no approvals or consents of any other persons, business or governmental units are necessary to be obtained by Seller or the Company in connection with the transactions, filings with or notices to, contemplated by this Agreement. Except as disclosed in Schedule 3.15 to this Agreement, the execution and performance of this Agreement will not result in a material breach of or constitute a material default or result in the loss of any material right or benefit under:

                (i) Any charter, bylaw, agreement or other document to which the Company or Seller are a party or by which the Company or the Seller or any of their properties are bound, including without limitation, any agreement by or between any shareholder of Company; or

                (ii) Any decree, order or rule of any court or governmental authority which is binding on any Seller or the Company or on any property of the Company; or

                (iii)  Any  permit,  certificate   or  license  issued  by  any
      governmental authority under which the Company operates or pursuant to which any of the property of the Company is bound; or

                (iv) Any agreement to which the Company is bound, including, without limitation, bank loan documents, agreements with customers or suppliers and leases for equipment.

           (b) Kimmins has the right, power, legal capacity and authority to enter into, and perform their obligations under this Agreement, and, except as set forth in Schedule 3.15, no approvals or consents of any other persons, business or governmental units are necessary to be obtained by Kimmins in connection with the transactions, filings with or notices to, contemplated by this Agreement.

           Section  3.16 Transaction  Intermediaries.  Except as  disclosed  in
      Schedule 3.16, no agent, broker, financial advisor or other person acting pursuant to the express authority of the Company or the Seller is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

           Section 3.17 Intellectual Property. To Seller's knowledge, the Company has not infringed, and is not now infringing, on any trade name, trademark, service mark or copyright belonging to any person, firm or corporation ("Intellectual Property") and no one has or is infringing any Intellectual Property right of the Company. The Company owns or has legally licensed all computer software used in connection with its business and has not infringed, and is not now infringing, on the rights of any third parties by its use of computer software.

           Section 3.18 Competition. Except as set forth on Schedule 3.18, no salaried officer, nor any spouse or child of any of them, has any direct or indirect interest in any competitor of the Company within the geographical area in which the Company currently conducts business, or an interest in any supplier or customer of the Company or in any person from whom or to whom the Company leases any real or personal property, or in any other person with whom the Company does business.

           Section 3.19 Disclosure. The representations and warranties of Seller contained in this Agreement, or in any Schedule or other document delivered by Seller pursuant hereto, do not contain any untrue statement of a material fact, or omit any statement of a material fact necessary to make the statements contained not misleading. If, prior to Closing, Seller becomes aware of any inaccuracy or misrepresentation or omission in any of the Schedules, they shall immediately advise Eastern in writing of the inaccuracy, misrepresentation or omission.

           Section 3.20 Certain Contracts. The Company is a party to a Palm Beach Area 8 Contract, dated May 13, 1998, between the Company and Solid Waste Authority of Palm Beach and a City of Cape Coral Contract, dated May 11, 1998, between the Company and City of Cape Coral (the "Disposal Contracts"). The Disposal Contracts are valid and enforceable. The Disposal Contracts are scheduled to commence on October 1, 1998. In the event that either of the Disposal Contracts fail to commence due to their being canceled subsequent to Closing, through no fault of Purchaser (the parties acknowledge it is not the fault of Purchaser, if either Disposal Contract is canceled by the other party to it as a result of the Company Shares being bought by Purchaser), then the stock portion of the Purchase Price shall be adjusted by the value assigned to such contract(s), as set forth on Schedule 3.20. In the event that either Disposal Contract shall be terminated prior to Closing, then Seller, in its sole discretion, reserves the right, upon notice to Purchaser, to terminate this Agreement, upon which event neither party shall have any further obligation to each other.

                                      ARTICLE IV
                      Representations and Warranties of Eastern

           With knowledge that Seller is relying upon the representations, warranties and covenants contained herein, Eastern represents and warrants to Seller and makes the following covenants for Seller's benefit.

           Section 4.1 Organization and Existence. Eastern is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to carry on its business as now conducted. Eastern has all requisite corporate power and authority to consummate the transactions contemplated by this Agreement.

           Section 4.2 Authority Relative to This Agreement. The execution, delivery and performance of this Agreement by Eastern has been duly authorized and approved by the Board of Directors of Eastern. No further corporate action is necessary on the part of Eastern to consummate this Agreement in accordance with its terms. Eastern has full authority to enter into and perform its obligations under this Agreement, and neither the execution, delivery nor performance by Eastern of this Agreement will
      (i) result in a violation or breach of any term or provision nor constitute a default under the certificate of incorporation or bylaws of Eastern or under any contract or agreement to which Eastern is a party or by which it is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body, or (ii) result in a violation or breach of any term or provision, or constitute a default or accelerate the performance required, under any indenture, mortgage, deed of trust or other contract or agreement to which Eastern is a party or by which it or its properties is bound.

           Section 4.3 Commission Filings. Eastern has delivered to Seller current (for the quarter ending March 31, 1998) and all historical filings made by Eastern on Forms 8-K, 10-K, 10-Q and Proxy Statements timely filed with the Securities and Exchange Commission ("SEC") for fiscal year ending December 31, 1997 (the "Public Reports"). The Public Reports accurately and completely describe, in all material respects, Eastern's financial status, business operations and prospects as of the date of such filings and as of the date hereof, and do not omit any material fact(s) necessary to make the information contained in the filings not misleading. As of the date of this Agreement, except as otherwise disclosed in the Public Reports, Eastern knows of no condition, activity or event which would result in a material adverse change in its business or its fiscal condition, taken as a whole.

           Section 4.4 Issued Common Stock. The EESI Stock to be issued pursuant to this Agreement has been duly authorized and, when issued, will be validly issued, fully paid and non-assessable.

           Section 4.5 Transaction Intermediaries. No agent or broker or other person acting pursuant to the express authority of Purchasers is entitled to any commission or finder's fee in connection with the transactions contemplated by this Agreement.

                                      ARTICLE V
                   Additional Agreements of the Parties and Seller

           The parties hereto covenant and agree with the other, as applicable, as follows:

           Section 5.1 Access to Records. Seller will give to Eastern and its representatives, from the date hereof until the Closing Date, full access during normal business hours, upon reasonable notice, to all of the properties, books, contracts, documents and records of the Company, and will make available to Eastern and its representatives all additional financial statements of and all information with respect to the business and affairs of the Company that the other party may reasonably request.

           Section 5.2 Continuation of Business. Seller will operate the business of the Company until the Closing Date in the ordinary course of business, consistent with past practice, so as to preserve its business organizations intact, to assure, to the extent possible, the availability to Eastern of the present key employees of the Company and to preserve for Eastern the relationships of the Company with suppliers, customers, and others.

           Section 5.3 Continuation of Insurance. Seller will keep in existence all policies of insurance insuring the Company against liability and property damage, fire and other casualty through the Closing Date, consistent with the policies currently in effect.

           Section 5.4 Standstill Agreement. Until the Closing Date, unless this Agreement is earlier terminated pursuant to the provisions hereof, Seller will not, directly or indirectly, solicit offers for the shares or the assets of the Company or for a merger or consolidation involving the Company, or respond to inquiries from, share information with, negotiate with or in any way facilitate inquiries or offers from, third parties who express or who have heretofore expressed an interest in acquiring the Company by merger, consolidation or other combination or acquiring the Company's assets.

           Section 5.5 Consents. Seller and Eastern shall cooperate with each other and use their best efforts to obtain all approvals, authorizations and consents required to be obtained to consummate the transaction set forth in this Agreement, including, without limitation, (i) the approval of the Federal Trade Commission pursuant to the provisions of the Hart-Scott-Rodino Antitrust Improvement Acts of 1986, and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the opinion of either Eastern or Seller.

           Section 5.6 Audited Financial Statements. Seller agrees to have prepared audited balance sheets for the Company as of December 31, 1995, December 31, 1996, and December 31, 1997, and statements of income, cash flow and retained earnings for the Companies for the twelve-month periods ended December 31, 1995, December 31, 1996, and December 31, 1997 ("Historical Financial Statements"), as rapidly as possible. Seller shall prepare a compiled stub balance sheets and statements of income, cash flow and retained earnings for the period commencing January 1, 1998, and ending on the last day of the last calendar quarter ending prior to
      Closing   ("Interim  Financial   Statements").   The  Interim   Financial
      Statements are to be delivered as soon as possible, and shall be reviewed by Ernest & Young, LLP The Historical Financial Statements shall be prepared by Ernest & Young, LLP and the Interim Financial Statements shall be reviewed by Ernest & Young, LLP at Seller's cost and expense.

           Section 5.7 Asset Divestiture. Seller and Purchaser agree that between the date of this Agreement and the Closing Date, the Company shall distribute to its shareholder those assets listed on Schedule 5.7 ("Divested Assets").

           Section 5.8 Payment of Expenses. Eastern will pay all expenses incurred by Eastern in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents. Seller will pay all legal and accounting expenses incurred by Seller and the Company in connection with the negotiation, execution and performance of this Agreement and the Collateral Documents.

           Section 5.9 Tax Treatment.

           (a) The parties intend for the purchase of the Company Shares to be a "qualified stock purchase" for purposes of Section 338(d)(3) of the Code, Seller, Purchaser and Kimmins shall join in making an election under Section 338(h)(10) of the Code with respect to the purchase of the Company Shares (the "338 Election"). Seller shall deliver to Purchaser at the Closing (i) Internal Revenue Service Form 8023 and any applicable similar forms required by state or local law fully completed with respect to the purchase of the Company Shares and executed by a duly authorized officer of the Seller, and (ii) all additional data and materials required to be attached to such Form 8023 and any applicable similar forms required by state or local law pursuant to Temp. Treas. Reg or otherwise. Kimmins and Seller shall attach the Form 8023 to the consolidated Federal Income Tax Return for the affiliated group of corporations of which Kimmins is the common parent for its taxable period which includes the Closing Date and otherwise shall cooperate fully with Purchaser in making the 338 Election. The Form 8023 and all materials required to be attached to such Form 8023 shall be as set forth in
      Schedule 5.9, described in Section 5.9(b) below.

           (b) The Purchase Price for the Company Shares shall be allocated among the assets of the Company in accordance with Schedule 5.9. Schedule
      5.9 shall be prepared by Seller and shall be given to Purchaser for review prior to being finalized for the Disclosure Binder. Schedule 5.9 shall set forth (i) the modified aggregate deemed sales price ("MADSP") at which the Company is deemed to have sold its assets for tax purposes as a result of the Section 338(h)(10) election, (ii) the adjusted grossed up basis ("AGUB") at which the Company is deemed to have purchased its assets for tax purposes as a result of such election, and (iii) the allocations of MADSP and AGUB among the assets of the Company. Schedule
      5.9 shall be determined in accordance with Section 338 of the Code and the applicable regulations thereunder. Purchaser, Seller and Kimmins will, to the maximum extent permitted under applicable law file, or cause to be filed, all tax returns filed by them in a manner consistent with
      Schedule 5.9 and not to take any action inconsistent with Schedule 5.9.

           (c)  The parties  hereto  acknowledge that  for  Federal income  tax purposes  (and  for state  tax  purposes  for  those  states that  use  a taxpayer's  Federal income tax liability  or Federal taxable  income as a base for computing such  taxpayer's state tax liability, or  whose income tax provisions are otherwise  similar to the  Federal income tax in  this respect) the purchase of  the Company Shares and the  338(h)(10) election will be treated in all respects as a sale of assets by the Company to a

      newly-formed subsidiary of Purchaser followed by a complete liquidation of the Company into the Seller, and the parties agree to report the transaction in a manner consistent with this treatment. The parties also agree that neither Purchaser nor the Company shall be liable for any taxes, including income, transfer, franchise, sales or use taxes, resulting from the purchase of the Company Shares and the 338(h)(10) election.

           Section 5.10 Replacement of Surety Guarantees. The Company has certain surety bonds in place as listed in Schedule 3.11. Certain of the surety bonds have been guaranteed by Kimmins, TransCor and Francis M. Williams ("Guarantors"). Promptly after Closing, Purchaser will replace all surety bonds which have been guaranteed by the Guarantors or obtain the release of the Guarantors from their guarantees. The Guarantors will cooperate with Purchaser in obtaining the release of the guarantees.

                                      ARTICLE VI
                              Registration of EESI Stock

           Section 6.1 Registration Rights.

           (a) The EESI Stock delivered at Closing will be registered under the Securities Act of 1933 ("Act") for sale to the public in brokered transactions, pursuant to a "shelf registration" on Form S-4 or other appropriate form, if Form S-4 is not available under Rule 415 of the Act. At Eastern's request, the Seller shall provide Eastern with any information required for the completion of the registration statement or any supplements thereto. Eastern shall keep such registration statement current and effective, until such time as the shares may be sold by the Seller at any time without restriction or pursuant to the provisions of Rule 144 or until such earlier date as all of the shares registered pursuant to such registration statement shall have been sold or otherwise transferred to a third party. Eastern shall also prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement (and the prospectus used in connection therewith) as may be necessary to update and keep such registration statement current and, effective for such period and to comply with the provisions of the Act with respect to the sale of all securities covered by such registration statement. Notwithstanding the above, Eastern's obligation to keep the shelf registration continuously effective shall be suspended during any period that there exists material, non-public information relating to Eastern.

           (b) With respect to the EESI Stock, Eastern will furnish to the Seller such number of prospectuses, if required, under the Act, including copies of preliminary prospectuses, prepared in conformity with the requirements of the Act, and such other documents as the Seller may reasonably request in order to facilitate the public sale or other disposition of the securities to be sold by the Seller.

           (c) Eastern shall indemnify Seller in accordance with the provisions of Article  IX from and against  any and all losses,  claims, damages and liabilities  (collectively a  "Security Liability")  to which  Seller may become subject under the Act, any state securities or "blue sky" law, any other statute  or at common law,  insofar as such  Security Liability (or action in respect thereof) arises out of or is based upon (i) any untrue

      statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto or any filing or other application under the Act or applicable federal or state securities law or (ii) any omission or alleged omission to state therein a material fact required to be stated therein (i.e., in any registration statement, prospectus, application or filing, or necessary in order to make the statements therein not misleading), or (iii) any violation or alleged violation by Eastern to which such Seller may become subject under the Act, or other Federal or state laws or regulations, at common law or otherwise. Notwithstanding the above, Eastern shall not be liable to Seller if and to the extent that any Security Liability arises out of or is based upon any untrue statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement thereto, in reliance upon and in conformity with information furnished to Eastern by Seller which is intended for such use; and provided further, that Eastern shall not be required to indemnify Seller against any Security Liability which arises out of the failure of Seller to deliver a prospectus.

           (d) All expenses incurred in effecting the registrations provided for in this Section 6.2 shall be paid by Eastern, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Eastern, underwriting expenses (other than commissions or discounts which shall be shared by the parties registering shares of Eastern's common stock in proportion to the number of shares registered in each particular offering), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or "blue sky" laws of any jurisdictions.

           Section 6.2 Lock-Up Agreement. Seller agrees not to sell the EESI Stock prior to September 20, 1998, without the Purchaser's consent and the EESI Stock will be legened to state that it may not be sold prior to September 20, 1998.

                                     ARTICLE VII
                                Conditions of Eastern

           The obligations of Eastern to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following items which are conditions to the
      Closing:

           Section 7.1 Compliance by Seller. Seller and the Company shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by Seller and the Company at or prior to the Closing Date. All representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement, and Eastern shall have received a Certificate duly executed by the President of Seller representing and warranting the foregoing.

           Section 7.2 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Eastern to own, operate in its entirety or control the Company or the business the Company operates, which, as a result of the transaction contemplated by this Agreement, might affect such right as to Eastern or any affiliate thereof subsequent to the Closing Date and which, in the judgement of the Board of Directors of Eastern, made in good faith and based upon advice of its counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

           Section 7.3 Fiscal Condition of Business. There shall have been no material adverse change in the results of operations, financial condition or business of the Company, and the Company shall have not suffered any material loss or damage or any of its properties or assets, whether or not covered by insurance, since the date of the Most Recent Balance Sheet.

           Section 7.4 Opinion of Counsel. Seller shall have delivered to the Eastern the opinion of counsel, dated the Closing Date, in the form annexed hereto as Schedule 1.8(e).

           Section  7.5  Non-competition  Agreement.  The  Seller  shall   have
      executed and delivered to Eastern the Non-competition Agreement.

           Section 7.6 Release. Seller shall have executed and delivered to Eastern the Release described at Section 1.8(f).

           Section 7.7 Consents. All approvals, authorizations and consents required to be obtained shall have been obtained, including, without limitation, (i) the consent of the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Act; and (ii) the approval of every regulatory agency of federal, state, or local government that may be required in the reasonable opinion of either Eastern or Seller. Eastern shall have been furnished with appropriate evidence, reasonably satisfactory to Eastern and its counsel, of the granting of such approvals, authorizations and consents.

           Section 7.8 Title Policy. Company shall own the Owner's Policy.

                                     ARTICLE VIII
                                 Conditions of Seller

           The obligations of Seller to effect the transaction contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions:

           Section 8.1 Compliance by Eastern. Eastern shall have performed and complied with all material obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date. All representations and warranties of Eastern contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes expressly permitted by this Agreement.

           Section 8.2 Litigation Affecting This Transaction. There shall be no actual or threatened action by or before any court which seeks to restrain, prohibit or invalidate the transaction contemplated by this Agreement or which might affect the right of Eastern to own, operate in its entirety or control the Company or the business the Company operates which, as a result of the transaction contemplated by this Agreement, might affect such right as to Eastern or any affiliate thereof subsequent to the Closing Date and which, in the judgment of Seller, made in good faith and based upon advice of their counsel, makes it inadvisable to proceed with the transaction contemplated by this Agreement.

           Section 8.3 Material Adverse Change. There shall not have been, and on the Closing Date shall not be in existence, any event, condition or state of facts which could reasonably be expected to result in, any material adverse change in the condition (financial or otherwise), assets, real property, personal property, results of operations, business or prospects of Eastern and its subsidiaries taken as a whole.

           Section 8.4 Non-competition Agreement. Eastern shall have executed and delivered the Non-competition Agreement.

           Section 8.5 Opinion of Counsel. Eastern shall have delivered to Seller the opinion of counsel to Eastern, dated the Closing Date, in the form annexed hereto as Schedule 1.7(c).

           Section 8.6 Payment. The Purchasers shall have delivered to the Seller the Cash Portion in accordance with Section 1.3, and the EESI Stock shall have been delivered to Seller or escrow agent, in accordance with Section 1.3.

                                      ARTICLE IX
                                   Indemnification

           Section  9.1  Indemnification  by  Seller and  Kimmins.  Seller  and
      Kimmins, jointly and severally, and subject  to the terms of this Article
      IX,  hereby agree to indemnify, defend, protect and hold harmless Eastern and  its  officers,  shareholders,  directors,  divisions,  subdivisions,
      affiliates,    subsidiaries,    parents,    agents,   employees,    legal
      representatives,  successors and  assigns  from and  against all  claims, damages,  actions, suits, proceedings, demands, assessments, adjustments, penalties,  costs  and expenses  whatsoever (including  specifically, but
      without   limitation,  reasonable   attorneys'  fees   and   expenses  of
      investigation) whether  equitable or legal, matured  or contingent, known
      or  unknown  to  such   Seller,  foreseen  or  unforeseen,  ordinary   or
      extraordinary, patent or latent, whether arising out of occurrences prior to,  at, or after  the date of  this Agreement, from: (a)  any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties by the Seller, set forth in this Agreement or in the Schedules
      attached   to  this  Agreement  or   in  the  Collateral  Documents;  (b)
      nonfulfillment or nonperformance of  any agreement, covenant or condition on the part  of Seller  made in  this Agreement  and to  be performed  by
      Seller  before  or  after   the  Closing  Date;  (c)  violation   of  the
      requirements of  any governmental authority relating to the reporting and payment  (to the extent  payment exceeds the  amount reserved for  in the
      Most  Recent  Financial  Statement) of  federal,  state,  local or  other income, sales, use, franchise, excise or property tax liabilities of the

      Company arising or accrued prior to the Closing Date; (d) any violation by Company prior to the Closing Date of any federal, state or local "anti-trust" or "racketeering" or "unfair competition law", including, without limitation, the Sherman Act, Clayton Act, Robinson Patman Act, Federal Trade Commission Act, or Racketeer Influenced and Corrupt Organization Act; and (e) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a),
      (b), (c) or (d) of this Section 9.1 of this Agreement has occurred.

           Section 9.2 Indemnification by Eastern. Eastern agrees that it will indemnify, defend, protect and hold harmless Seller and their officers, shareholders, directors, divisions, subdivisions, affiliates, subsidiaries, parents, agents, employees, heirs, legal representatives, successors and assigns, as applicable, from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically, but without limitation, reasonable attorneys' fees and expenses of investigation) incurred by it, as a result of or incident to: (a) any breach of, misrepresentation in, untruth in or inaccuracy in the representations and warranties of Eastern set forth in this Agreement or in the Schedules attached to this Agreement or in the Collateral
      Documents; (b) nonfulfillment or nonperformance of any agreement, covenant or condition on the part of Eastern made in this Agreement and to be performed by Eastern before or after the Closing Date; (c) any claim by a third party that, if true, would mean that a condition for indemnification set forth in subsections (a), (b), or (c) of this Section
      9.2 has occurred.

           Section 9.3 Procedure for Indemnification with Respect to Third Party Claims.

           (a) If any third party shall notify a party to this Agreement (the "Indemnified Party") with respect to any matter (a "Third Party Claim") that may give rise to a claim for indemnification against any other party to this Agreement (the "Indemnifying Party") under this Article IX, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is thereby prejudiced. Such notice shall state the amount of the claim and the relevant details thereof.

           (b)  Any  Indemnifying  Party will  have  the  right  to defend  the
      Indemnified  Party  against the  Third Party  Claim  with counsel  of its choice  satisfactory  to  the  Indemnified  Party  so  long  as  (i)  the
      Indemnifying Party notifies the  Indemnified Party in writing  within ten days  after the Indemnified  Party has  given notice  of the  Third Party
      Claim  that the Indemnifying  Party will indemnify  the Indemnified Party pursuant to the provisions of Article IX, as applicable, from and against the entirety  of any  adverse consequences  (which will  include, without limitation,  all losses, claims,  liens, and attorneys'  fees and related expenses) the Indemnified  Party may suffer  resulting from, arising  out of,  relating to, in the  nature of, or caused  by the Third Party Claim,
      (ii) the Indemnifying Party provides  the Indemnified Party with evidence reasonably  acceptable to  the  Indemnified Party  that the  Indemnifying
      Party will have the financial resources to defend against the Third Party

      Claim and fulfill its indemnification obligations hereunder, (iii) the Third Party Claim involves only monetary damages and does not seek an injunction or equitable relief, (iv) settlement of, or adverse judgment with respect to the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (v) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

           (c) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 9.3(b) above, (i) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in (but not control) the defense of the Third Party Claim, (ii) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (which will not be unreasonably withheld), and (iii) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which will not be unreasonably withheld). In the case of (c)(ii) or (c)(iii) above, any such consent to judgment or settlement shall include, as an unconditional term thereof, the release of the Indemnifying Party from all liability in connection therewith.

           (d) If any condition set forth in Section 9.3(b) above is or becomes unsatisfied, (i) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim and any matter it may deem appropriate and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith, (ii) the Indemnifying Party will reimburse the Indemnified Party promptly and periodically for the cost of defending against the Third Party Claim (including attorneys' fees and expenses), and (iii) the Indemnifying Party will remain responsible for any adverse consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Article IX.

           Section 9.4 Procedure for Non-Third Party Claims. If Eastern or Seller wishes to make a claim for indemnity under Section 9.1 or Section 9.2, as applicable, and the claim does not arise out of a third party notification which makes the provisions of Section 9.3 applicable, the party desiring indemnification ("Indemnified Party") shall deliver to the party from which indemnification is sought ("Indemnifying Party") a
      written  demand  for  indemnification  ("Indemnification   Demand").  The
      Indemnification Demand shall state: (a) the amount of losses, damages or expenses to which the Indemnified Party has incurred or has suffered or is expected to incur or suffer to which the Indemnified Party is entitled to indemnification pursuant to Section 9.1 or Section 9.2, as applicable;
      (b) the nature of the event or occurrence which entitles the Indemnified Party to receive payment under Section 9.1 or Section 9.2, as applicable. If the Indemnifying Party wishes to object to an Indemnification Demand, the Indemnifying Party must send written notice to the Indemnified Party
      stating   the   objections   and    the   rounds   for   the   objections
      ("Indemnification Objection"). If no Indemnification Objection is sent within thirty (30) days after the Indemnification Demand is sent, the

      Indemnifying Party shall be deemed to have acknowledged the correctness of the claim or claims specified in the Indemnification Demand and shall pay the full amount claimed in the Indemnification Demand within forty-five (45) days of the day the Indemnification Demand is dated. If for any reason the Indemnifying Party does not pay the amounts claimed in the Indemnification Demand, within thirty days of the Indemnification Demand's date, the Indemnified Party may institute legal proceedings to enforce payment of the indemnification claim contained in the indemnification Demand and any other claim for indemnification that the Indemnified Party may have.

           Section 9.5 Survival of Claim. All of the respective representations, warranties and obligations of the parties to this Agreement shall survive consummation of the transactions contemplated by this Agreement as follows: (i) all representations and warranties pertaining to federal, state and local taxes, including, without limitation, the representations and warranties set forth in Section 3.10 shall survive until the expiration of the applicable statute of limitations on any claim which can be brought against the Company by tax authorities or governmental agencies or governmental units and (ii) all representations and warranties other than set forth in (i) above shall survive until eighteen months from the Closing Date. Notwithstanding the prior sentence which provides that the representations and warranties expire after certain stated periods of time, if within the stated period of time, a good faith notice of a actual or threatened claim for indemnification or Indemnification Demand is given, or a suit or action based upon representation or warranty is commenced, the Indemnified Party shall not be precluded from pursuing such claim or action, or from recovering from the Indemnifying Party (whether through the courts or otherwise) on the claim or action, by reason of the expiration of the representation or warranty.

           Section 9.6 Prompt Payment. In the event that any party is required to make any payment under this Article IX, such party shall promptly pay the Indemnifying Party the amount so determined. If there should be a dispute as to the amount or manner of determination of any indemnity obligation owed under this Article IX, the Indemnifying Party shall, nevertheless, pay when due such portion, if any, of the obligation as shall not be subject to dispute. The portion in dispute shall be paid upon a final and non-appealable resolution of such dispute. Upon the payment in full of any claim, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any person with respect to the subject matter of such claim.

           Section 9.7 Limitation of Liability. Notwithstanding anything in this Agreement to the contrary, the liability and obligations of Kimmins under this Agreement for the indemnification set forth in Section 9.1, shall be limited to, and in no event shall exceed, the total aggregate amount of any proceeds from the sale of the Company to Eastern which are actually distributed by TransCor to Kimmins, except that the foregoing limitation of liability does not apply to Kimmins' failure to perform the covenants set forth in Section 5.9 of the Agreement or the untruthfulness of the representation and warranty set forth in Section 3.15(b) of the Agreement.

           The parties further agree that the total liability of Seller and Kimmins under this Article IX shall be limited to and in no event shall exceed an aggregate amount of seventy-five percent of the Purchase Price (the "Indemnification Limit"). The Company has four business regions as set forth in Schedule 9.7. As to Indemnification Claims relating to a business region, the Indemnification Limit shall be divided among the business regions, as set forth in Schedule 9.7.

           Section 9.8 Indemnification Threshold. No Indemnification Demand shall be made under this Article IX until such time that the party making an Indemnification Demand believes, in good faith, that it has a claim or claims for indemnity totaling One Hundred Thousand Dollars ($100,000) or more, singly or in the aggregate, and no Indemnifying Party shall have any liability to an Indemnified Party until the damages to the Indemnified Party exceed a cumulative aggregate total of One Hundred Thousand Dollars ($100,000). Once cumulative aggregate damages exceed One Hundred Thousand Dollars ($100,000), the Indemnifying Party shall be liable for all damages to the Indemnified Party, including, the first One Hundred Thousand Dollars ($100,000) of damages. Notwithstanding the previous two sentences, this Section 9.8 does not apply to claims for indemnity made for money owed under Section 1.3 of this Agreement.

                                      ARTICLE X
                                   Other Provisions

           Section 10.1 Non-disclosure by Seller. Seller recognize and acknowledge that they have in the past, currently have, and in the future will have certain confidential information of Eastern such as lists of customers, operational policies, and pricing and cost policies that are valuable, special and unique assets of Eastern. Seller agree that for a period of ten (10) years from the Closing Date they will not disclose such confidential information to any person, firm, corporation, association or other entity for any purpose or reason whatsoever, except to authorized representatives of Eastern, unless (i) such information becomes known to the public generally through no fault of any Seller,
      (ii) a Seller is compelled to disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) the Closing does not take place. In the event of a breach or threatened breach by any Seller of the provisions of this Section, Eastern shall be entitled to an injunction restraining such Seller from disclosing, in whole or in part, such confidential information. Nothing herein shall be construed as prohibiting Eastern from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

           Section  10.2  Non-disclosure  by Eastern.  Eastern  recognizes  and acknowledges that  it has in  the past, currently  has, and prior  to the
      Closing Date, will have access to certain confidential information of the
      Company, such as  lists of customers,  operational policies, and  pricing and cost  policies that  are valuable, special  and unique assets  of the
      Company. Eastern agrees that it will  not utilize such information in the business or operation  of Eastern or  any of  its affiliates or  disclose
      such  confidential   information  to   any  person,   firm,  corporation,
      association, or other entity for any purpose or reason whatsoever, unless
      (i) such information  becomes known  to the public  generally through  no fault of Eastern or any of its affiliates, (ii) Eastern is compelled to

      disclose such information by a governmental entity or pursuant to a court proceeding, or (iii) Closing takes place. In the event of a breach or threatened breach by Eastern of the provisions of this Section, Seller shall be entitled to an injunction restraining Eastern from utilizing or disclosing, in whole or in part, such confidential information. Nothing contained herein shall be construed as prohibiting Seller from pursuing any other available remedy for such breach or threatened breach, including, without limitation, the recovery of damages.

           Section 10.3 Assignment; Binding Effect; Amendment. This Agreement and the and the rights of the parties hereunder may not be assigned (except after Closing by operation of law by the merger of Eastern) and shall be binding upon and shall inure to the benefit of the parties hereto, and the successors of Eastern. This Agreement, upon execution and delivery, constitutes a valid and binding agreement of the parties hereto enforceable in accordance with its terms and may be modified or amended only by a written instrument executed by all parties hereto.

           Section  10.4  Entire  Agreement.  This  Agreement,  is  the  final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter as the Agreement. The Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior to contemporaneous discussions, correspondence, or oral or written agreements of any kind. The parties to this Agreement have relied on their own advisors for all legal, accounting, tax or other advice whatsoever with respect to the Agreement and the transactions contemplated hereby.

           Section 10.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

           Section 10.6 Notices. All notices or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier or by delivering the same in person to such party.

           (a)  If to Eastern, addressed to it at:

                President
                1000 Crawford Place, Suite 101
                Mount Laurel, New Jersey 08054

                with a copy to:

                Robert M. Kramer, Esq.
                Robert M. Kramer & Associates, P.C.
                1150 First Avenue, Suite 900
                King of Prussia, Pennsylvania 19406

           (b)  If to Seller, addressed to them at:

                1502 Second Avenue
                Tampa, Florida 33605
                Attention: Mr. Joseph Williams

                with a copy to:

                Russell S. Thomas, Esq.
                Anderson & Orcutt, P.A.
                401 East Jackson Street, Suite 2400
                Tampa, Florida 33602

      Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier and three business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Any party may change the address for notice by notifying the other parties of such change in accordance with this Section 10.6.

           Section 10.7 Governing Law. This agreement shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to any choice or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

           Section 10.8 No Waiver. No delay of or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default by any other party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of or in any similar breach or default occurring later; nor shall any waiver of any single breach or default be deemed a waiver of any other breach of default occurring before or after that waiver.

           Section 10.9 Time of the Essence. Time is of the essence of this Agreement.

           Section 10.10 Captions. The headings of this Agreement are inserted for convenience only, shall not constitute a part of this Agreement or be used to construe or interpret any provision thereof.

           Section 10.11 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as most nearly to retain the intent of the parties. If such modification is not possible, such provision shall be severed from this Agreement. In either case the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

           Section 10.12 Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute shall be deemed to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "Including" means included, without limitation.

           Section 10.13 Extension or Waiver of Performance. Either Seller or Eastern may extend the time for or waive the performance of any of the obligations of the other, waive any inaccuracies in the representations or warranties by the other, or waive compliance by the other with any of the covenants or conditions contained in this Agreement, provided that any such extension or waiver shall be in writing and signed by Seller and Eastern.

           Section 10.14 Liabilities of Third Parties. Nothing in this Agreement, whether expressed or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective officers, shareholders, directors, affiliates, subsidiaries, parents, agents, employees, legal representatives, successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provisions give any third person any rights of subrogation or action over or against any party to this Agreement.

           Section 10.15 Publicity. Prior to Closing, except as may be required by law or otherwise to facilitate the consummation of this Agreement, no party to this Agreement shall issue any press release or otherwise make any statement with respect to the transactions contemplated by this Agreement without the prior consent of the other party, which shall not be unreasonably withheld.

           Section 10.16 Arbitration.

           (a) Each and every controversy or claim arising out of or relating to this Agreement shall be settled by arbitration in Tampa, Florida, in accordance with the commercial rules (the "Rules") of the American Arbitration Association then obtaining, and judgment upon the award rendered in such arbitration shall be final and binding upon the parties and may be confirmed in any court having jurisdiction thereof. Notwithstanding the foregoing, this Agreement to arbitrate shall not bar any party from seeking temporary or provisional remedies in any Court having jurisdiction. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement, which such demand shall set forth in the same degree of particularity as required for complaints under the Federal Rules of Civil Procedure the claims to be submitted to arbitration. Additionally, the demand for arbitration shall be stated with reasonable particularity with respect to such demand with documents attached as appropriate. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations.

           (b) The arbitrators shall have the authority and jurisdiction to determine their own jurisdiction and enter any preliminary awards that would aid and assist the conduct of the arbitration or preserve the parties' rights with respect to the arbitration as the arbitrators shall deem appropriate in their discretion. The award of the arbitrators shall be in writing and it shall specify in detail the issues submitted to arbitration and the award of the arbitrators with respect to each of the issues so submitted.

           (c) Within sixty (60) days after the commencement of any arbitration proceeding under this Agreement, each party shall file with the arbitrators its contemplated discovery plan outlining the desired documents to be produced, the depositions to be take, if ordered by the arbitrators in accordance with the Rules, and any other discovery action sought in the arbitration proceeding. After a preliminary hearing, the arbitrators shall fix the scope and content of each party's discovery plan as the arbitrators deem appropriate. The arbitrators shall have the authority to modify, amend or change the discovery plans of the parties upon application by either party, if good cause appears for doing so.

           (d) The award pursuant to such arbitration will be final, binding and conclusive.

           (e) Counsel to Seller and Purchaser in connection with the negotiation of and consummation of the transactions under this Agreement shall be entitled to represent their respective party in any and all proceedings under this Section or in any other proceeding, (collectively, "Proceedings"). Seller and Purchaser, respectively, waive the right and agree they shall not seek to disqualify any such counsel in any such Proceedings for any reason, including but not limited to the fact that such counsel or any member thereof may be a witness in any such Proceedings or possess or have learned of information of a confidential or financial nature of the party whose interests are adverse to the party represented by such counsel in any such Proceedings.

           IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                    EASTERN ENVIRONMENTAL SERVICES, INC.



                                    By:  /s/ ROBERT M. KRAMER
                                         --------------------------
                                         Robert M. Kramer
                                         Executive Vice President

                                    KIMMINS CORP.



                                    By:  /s/ JOSEPH M. WILLIAMS
                                         --------------------------
                                         Name: Joseph M. Williams
                                         Title: Secretary


                                    TRANSCOR WASTE SERVICES, INC.


                                    By:  /s/ JOSEPH M. WILLIAMS
                                         --------------------------
                                         Name: Joseph M. Williams
                                         Title: President

                                                                      Exhibit 3


      FOR IMMEDIATE RELEASE: MONDAY, SEPTEMBER 14, 1998

      KIMMINS CORP. AND TRANSCOR WASTE SERVICES, INC., COMPLETES SALE OF KIMMINS RECYCLING CORP. TO EASTERN ENVIRONMENTAL


      TAMPA, FLORIDA, THURSDAY, SEPTEMBER 10, 1998...TransCor Waste Services, Inc. (OTC: TRCW) and Kimmins Corp. (NYSE: KVN)

      TransCor Waste Services, Inc., President, Mr. Joseph M. Williams announced today that We have completed the sale of the common stock of our solid waste subsidiary, Kimmins Recycling Corp. to Eastern Environmental Services of Florida, Inc. The transaction closed on September 2, 1998, and resulted in a gain from this sale of approximately $21 million net of taxes, or about $5.25 per share.

      Mr.  Williams  added,   Our  parent  company,  Kimmins  Corp., will  also
      recognize a gain of approximately $17 million net of taxes, or about $2.50 per share.

      Mr. Williams, concluded, Earlier this year, we sold our Jacksonville and Miami operations to Eastern Environmental. That transaction opened up negotiations for the sale of the balance of our solid waste business, and let us to re-examine our long-range plans as a regional solid waste company in Florida. The combined transaction exits TransCor from the solid waste industry in Florida and provides additional cash for other future opportunities.

      Kimmins Corp. (NYSE:  KVN) owns  81 percent of  TransCor Waste  Services,
      Inc.

      Contact:  Joseph M. Williams
                TransCor Waste Services, Inc.
                (813) 247-0182

                                                                      Exhibit 4

                  SUPPLEMENTAL AGREEMENT TO STOCK PURCHASE AGREEMENT


           THIS SUPPLEMENTAL AGREEMENT TO STOCK PURCHASE AGREEMENT ("Supplemental Agreement") is made and entered into as of August 31, 1998, by and between Eastern Environmental Services, Inc, a Delaware corporation ("Eastern"), and TransCor Waste Services, Inc, a Florida
      corporation ("TransCor" or "Seller"). Kimmins Corp., a Delaware corporation ("Kimmins"), has entered into this Supplemental Agreement for the purpose of giving limited representations and warranties and a limited indemnity, all as specifically set forth herein.

                                       RECITALS

           Eastern, TransCor and Kimmins have heretofore entered into that certain Stock Purchase Agreement dated July 17, 1998 ("Agreement") for the purpose of the acquisition of the stock of Kimmins Recycling Corp. (the "Company") by Eastern from TransCor and the joinder by Kimmins as the owner of 74 percent of the outstanding capital stock of TransCor, for the purposes of making certain representations and warranties and providing a limited indemnity, as set forth in the Agreement.

           In consideration of the parties' efforts to complete the transaction set forth in the Agreement, additional terms, conditions, covenants and agreements have been determined by the parties to be necessary and, therefore, the parties have agreed to entered into this Supplemental Agreement.

           THEREFORE, in consideration of the promises and the mutual covenants provided herein, the parties hereto agree as follows:

                                      ARTICLE I

                               AMENDMENTS TO AGREEMENT

           Section 1.1 Incorporation of Recitals. The recitals set forth above are incorporated herein by reference and are a part of this Supplemental Agreement.

           Section 1.2 Amendment to Agreement. The provisions of the Supplemental Agreement shall be and are agreed by the parties hereto to constitute amendments and additional terms to the Agreement. The terms and conditions hereof shall be considered superior to the terms and conditions set forth in the Agreement where, and to the extent such terms shall differ. All other terms and conditions of the Agreement, as well as the definitions and references therein shall be incorporated into this Supplemental Agreement. Capitalized terms in this Supplemental Agreement shall have the same meaning as such capitalized terms have in the Agreement.

           Section 1.3 Closing. Subject to the terms of Article X, the closing of this transaction shall take place at Miami, Florida on the date set forth below when this Supplemental Agreement is executed. Determinations of amounts are made as of the 31st day of August, 1998 which shall be deemed to be the "Effective Date" of the transaction contemplated in the Agreement.

           Section 1.4 Purchase Price. The Purchase Price for this transaction has been redetermined by the parties and increased by the amount of $6,699,355.71 due to the purchase of certain additional assets and equipment which shall exist at the Effective Date as part of the Personal Property, as set forth in Section 3.4 of the Agreement, over the amount of equipment previously contemplated, as specifically described in part in Schedule 3.4(b)(ii) of the Agreement. The additional Purchase Price consideration shall be paid in the Cash Portion of the Purchase Price, subject to adjustments as provided hereafter.

           The Stock Portion of the Purchase Price is hereby increased by $7,000,000.00 to a total of $17,000,000.00 and the Cash Portion is hereby reduced by $7,000,000.00 to $40,799,356, subject to adjustments and credits as provided herein.

           TransCor has contributed $2,000,000.00 as a prepaid asset to the Company at the time of the transaction and is an asset included in the Stock Purchase Agreement.

           Section 1.5 Absence of Long-Term Liabilities. As of the Effective Date, the Company shall not have any Long-Term Liabilities whatsoever. Any such obligations which might have existed prior to such date shall be assumed or satisfied by TransCor as of the Effective Date.

           Section 1.6 Absence of any Liens Claims or Mortgages. As of the Effective Date, the assets of the Company, including all real property and personal property, shall not be subject to any liens, claims, mortgages or encumbrances whatsoever except as provided in the Working Capital Adjustment, set forth in Section 2.1. Any such liens, claims, mortgages or encumbrances which might have existed prior to the Effective Date shall be extinguished or satisfied by TransCor as of the Effective Date.

           Section 1.7 Determination of Stock Portion. Notwithstanding the terms of the Agreement, the parties have determined the Purchase Value of the EESI Stock to be $30.6125 per share and thus have determined that the number of shares to be issued in the transaction shall in all events, notwithstanding the actual date of closing, to be 555,329 shares.

                                      ARTICLE II

                     DETERMINATION OF WORKING CAPITAL COMPUTATION

           Section 2.1 The Working Capital Computation is agreed by the parties to be as follows for this transaction, as of the Effective Date, is Six Million Six Hundred and Sixty-Eight Thousand, Six Hundred and 00/100 Dollars ($6,668,600.00).

                                     ARTICLE III

                          TERMINATION OF SEPARATE AGREEMENT

           Section 3.1 Termination. The following agreements or arrangements are terminated as of the Effective Date:

                (a) That certain Management Agreement between the Company and Kimmins and all management fees or similar costs;

                (b) That certain tax-sharing agreement between the Company, TransCor and Kimmins.

                                      ARTICLE IV

                                 USE OF KIMMINS NAME

           Section 4.1 The Company shall be entitled to retain the name of Kimmins and to use the name without restriction in a normal businesslike manner for the period of twelve (12) months from and after the Effective Date, after which Eastern agrees to cause the Company to change its corporate name to some other name dissimilar to "Kimmins." Eastern shall ensure that the "Kimmins" name is at all times used in only a professional and reputable manner. Upon notice from TransCor, Company and Eastern shall immediately cease and desist from the use of the Kimmins' name in any manner which TransCor, in its reasonable discretion, shall be deemed to be a disreputable use.

                                      ARTICLE V

                 SATISFACTION OF LONG-TERM DEBT AND RELEASE OF LIENS

           Section 5.1 Satisfaction of Long-Term Debt. On the Closing Date TransCor shall cause to be satisfied all Long-Term Liabilities of the Company (and the appropriate short-term or current portions thereof) which may have been previous obligations of the Company, whether to any affiliate or to third parties, without cost, expense or liability to the Company and shall diligently pursue the evidence of satisfaction thereof and the delivery of same to, and to the satisfaction of, Eastern within ten (10) days after the Closing Date. All such obligations shall be assumed by TransCor to the extent not fully satisfied or extinguished with respect to the Company.

           Section 5.2 Satisfaction of Liens, Claims and Mortgages. On the Closing Date, TransCor shall cause to be satisfied, removed or terminated any and all liens, claims, mortgages or encumbrances against or applicable to the Company or any of its subsidiaries, or any of their assets, without cost, expense or liability to the Company and TransCor shall diligently pursue and shall obtain and deliver to Eastern appropriate releases of liens, UCC termination statements, mortgage and lien satisfactions and title certificates (without liens) as soon as possible and in no event longer than twenty (20) days after the Closing Date. All such obligations reflected by any liens, claims, mortgages or encumbrances of any kind shall be assumed by TransCor to the extent not fully satisfied or extinguished with respect to the Company.

                                      ARTICLE VI

                                   INDEMNIFICATION

           Section 6.1 The parties hereby reaffirm and restate their indemnification obligations as set forth in Article IX of the Agreement. In addition, TransCor and Kimmins jointly and severally, hereby agree to indemnify, defend, protect and hold harmless Eastern, KRC and its officers, directors, subsidiaries, agents, employees, successors and assigns from and against all claims, damages, actions, suits, proceedings, demands, assessments, adjustments, penalties, costs and expenses whatsoever (including specifically but without limitations reasonable attorneys' fees and expenses of investigation) whether equitable or legal, matured or contingent, known or unknown to Seller, foreseen or unforeseen, ordinary or extraordinary, patent or latent, whether arising out of occurrences prior to, at, or after the Effective Date but, in every instance prior to the Closing Date resulting from or with respect to the Company, any claim, debt, obligation or requirement whatsoever relating to the ESOP, its trust, or any employees eligible with respect thereto; any claim, debt, obligation or requirement whatsoever relating to any 401(k) Plan or arrangement, or any other qualified or unqualified employment or employee plan, agreement, arrangement, trust or benefit arrangement whatsoever.

                                     ARTICLE VII

                                  PENDING PROCEDURES

           Section 7.1 The parties acknowledge that certain proceeds from the transaction shall be a escrowed with Becker & Poliakoff, P.A. ("Escrow Agent"), subsequent to the Closing, for the purposes set forth herein (the "Escrow Amount"). The sum of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) shall be escrowed in connection with the pending litigation styled Reliable Group, Incorporated v. Kimmins Recycling Corp., Case No. 98-5287(I) (the "Reliable Litigation"). The sum of Fifteen Thousand and No/100 Dollars ($15,000.00) shall be escrowed in connection with the Warning Notice filed by the Environmental Protection Commission of Hillsborough County ("HCEPC"), Case No. 98-18191 (the "EPC Matter"). Subsequent to Closing, TransCor shall diligently proceed to defend and resolve the Reliable Litigation and the EPC Matter, at its sole cost and expense, and on behalf of the Company. Eastern shall cooperate with TransCor to resolve such matters, including, without limitation, the execution of settlement agreements, documents and other matters reasonably required to resolve the proceedings. TransCor shall provide Eastern with evidence reasonably satisfactory to Eastern of the resolution of such matters, together or independently, at which time the portion of the Escrow Amount allocable to such matter shall be released to TransCor. Eastern shall approve the release of the Escrow Amount, by written notice to Escrow Agent, within ten (10) days after receipt of notice that the pending proceedings have been satisfied. In the event that either or both of the pending proceedings have not been satisfied within two (2) years, then the remaining Escrow Amount shall be paid to KRC and all responsibility for such proceedings shall be assumed by TransCor.

                                     ARTICLE VIII

                                 GUARANTY BY TRANSCOR

           Section 8.1 TransCor shall maintain and continue its guaranty with respect to the performance by the Company of its obligations under that certain Agreement with Hillsborough County for a period of two (2) years. The Company and Eastern, its successors and assigns, jointly and severally agree to indemnify, defend, protect, and hold harmless TransCor from and against any and all liability to which it may be subject pursuant to the guaranty, which indemnity shall be governed by and construed pursuant to the terms of Article IX of the Agreement.

                                      ARTICLE IX

                                     COOPERATION

           Section 9.1 The parties agree that subsequent to the closing they shall mutually cooperate to execute such documents, provide such materials, and otherwise take such action as reasonably required to effectuate the transaction contemplated herein and in the Agreement. Each party shall pay its own expense with respect to any post-closing matters,

                                      ARTICLE X

                                 DOCUMENTS IN ESCROW

           Section 10.1 The parties agree that, upon the execution of this Agreement, all documents necessary to effectuate the transaction have been executed (the "Closing Documents") and all conditions precedent to Purchaser's obligation to close have been waived or satisfied. The Closing Documents have been delivered to Escrow Agent. The Closing Documents shall be held in escrow by Escrow Agent pending delivery to Escrow Agent by Purchaser of the Cash Portion of the Purchase Price, and written confirmation from Seller that the Stock Portion of the Purchase Price has been delivered to Seller (the "Payment Event"). In the event that the Payment Event shall not have occurred on or before 5:00 p.m. Eastern Standard Time on Thursday, September 3, 1998 (the "Payment Event Deadline ), then Escrow Agent shall return the Closing Documents to counsel for the respective parties, and the parties shall proceed to Closing pursuant to the terms of the Agreement; provided, however, that the parties, upon written notice to Escrow Agent, may extend the Payment Event Deadline until Tuesday, September 8, 1998. For each day that the Payment Event Deadline extends beyond September 4, 1998, the Purchaser shall pay to Seller an additional sum of Twenty Thousand and 00/100 Dollars ($20,000.00), payable with the Cash Portion of the Purchase Price.

           Section 10.2 The parties hereby release and relieve Escrow Agent from and against any and all liability for loss, cost, expense, or damage resulting from its performance of the escrow obligations hereunder. In the event of any dispute between the parties pertaining to the distribution of the Closing Documents or the Purchase Price, Escrow Agent shall retain the Escrow Documents and place the disputed portion of the Purchase Price into the registry of the Circuit Court in and for the Thirteenth Judicial Circuit, Hillsborough County, Florida, and shall advise the parties accordingly. Purchaser acknowledges that Escrow Agent is counsel for Seller, and shall not assert any conflict of interest against Seller or Escrow Agent in connection with or resulting from Escrow Agent's continued representation of Seller in connection with the Agreement or this transaction.

                                      ARTICLE XI

                                       GENERAL

           Section 11.1   Headings.   The headings or subheadings of paragraphs
      contained herein are used for convenience and ease of reference and shall not limit the scope or intent of the paragraph.

           Section 11.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without regard to the principles of choice of law of the State of Florida.

           Section 11.3 Counterparts. This Agreement maybe executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

           Section 11.4 Severability. If any provisions of this Agreement shall, for any reason, be held violative of any applicable law, and so much of this Agreement is held to be unenforceable, then the invalidity of such specific provision herein shall not be held to invalidate any other provision herein which shall remain in full force and effect.

           Section 11.5 Entire Agreement. Together with the Agreement, this Supplemental Agreement shall constitute the entire agreement of the parties respecting the subject matter hereof and shall supersede all previous communications and understandings, either written or oral, between the parties relative to the subject matter hereof.

           Section 11.6 Binding of the Successors. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties.

           IN WITNESS WHEREOF the parties hereto have executed this Agreement on this 2nd day of September 1998.

                                    EASTERN ENVIRONMENTAL SERVICES, INC.
                                    A Delaware Corporation



                                    By:   /s/Neal W. Rodrigue
                                          -----------------------


                                    Name: Neal W. Rodrigue
                                          -----------------------


                                    Its:  Vice President
                                          -----------------------


                                    KIMMINS CORP.
                                    A Delaware Corporation



                                    By:   /s/Joseph M. Williams
                                          -----------------------


                                    Name: Joseph M. Williams
                                          -----------------------


                                    Its:  Secretary
                                          -----------------------



                                    TRANSCOR WASTE SERVICES, INC.
                                    A Florida Corporation



                                    By:   /s/Joseph M. Williams
                                          -----------------------



                                    Name: Joseph M. Williams
                                          -----------------------



                                    Its:  President
                                          -----------------------